UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 9, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2009, the Board of Directors of Catalyst Pharmaceutical Partners, Inc. (the “Company”) extended the employment agreement between the Company and its President and Chief Executive Officer, Patrick J. McEnany (“McEnany”), for an additional two year period. Mr. McEnany’s employment agreement now expires on November 8, 2011. An amendment to Mr. McEnany’s employment agreement reflecting this change will be filed by the Company when such amendment is executed.

On October 13, 2009, the Company issued a press release announcing the extension of Mr. McEnany’s employment agreement with the Company. In that same press release the Company announced that Steven R. Miller, Ph.D. and Jack Weinstein will assume expanded responsibilities:

•	Dr. Miller, currently Vice President, Pharmaceutical Development and Project Management of the Company, will assume additional duties as the Company’s Chief Scientific Officer; and

•	Mr. Weinstein, currently Vice President, Treasurer and Chief Financial Officer of the Company, will assume formal responsibility for the Company’s business development activities.

A copy of the Company’s press release is Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on October 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/S/ JACK WEINSTEIN
Jack Weinstein
Vice President, Treasurer, and CFO

Dated: October 16, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on October 13, 2009